                                                                    EXHIBIT 99.2

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                                                             ISO

                           GENETRONICS BIOMEDICAL LTD.

                        INCENTIVE STOCK OPTION AGREEMENT

     Genetronics Biomedical Ltd. (the "Company") has granted to _________ (the "Optionee"), an option to purchase a total of _____________ (_______) shares of Common Stock (the "Shares"), at the price set out herein, and, except as otherwise specifically provided herein, in all respects subject to the terms, definitions and provisions of the 1995 Stock Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. NATURE OF THE OPTION. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. EXERCISE PRICE. The exercise price is $_____ (Canadian funds) for each share: of Common Stock.

3. EXERCISE OF OPTION. This Option shall, be exercisable during its term in accordance with the provisions of the Plan as follows:

     3.1  RIGHT TO EXERCISE.

          (a) Subject to subsection 3.1(b) below, this Option shall be exercisable as follows:

               (i) immediately, as to ___ of the Shares subject to the Option;

               (ii) as to a further ___ the Shares subject to the Option, or any portion thereof, during the period commencing one year from the Date of Grant and ending ________ (the "Expiry Date");

               (iii) as to a further ___ of the Shares subject to the Option, or any portion thereof, during the period commencing two years from the Date of Grant and ending on the Expiry Date;

               (iv) as to the balance of the Shares subject to the Option, or any portion thereof, during the period commencing three years from the Date of Grant and ending on the Expiry Date;

     Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined as of the Date of the Grant) of stock with respect to which all Incentive Stock Options (including this Option) are exercisable for the first time by the Optionee during any


                                       1.

calendar year under all stock option plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000 U.S.), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non Statutory Stock Options, i.e., an Option which for purposes of U.S. tax law is not treated as an Incentive Stock Option and is governed under die provisions of Section 83 of the Code.

          (b)  This Option may not be exercised for a fraction of a share.

          (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by the provisions of the Plan.

     3.2  REORGANIZATION. In the event of a reorganization as defined in this
Section 3.2 in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company an or after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of in option therefor, such that no "modification" of any such Option occurs under Section 424 of the Code, the Options granted under this Agreement shall terminate. The term "reorganization" as used in this Section 3.2 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

     3.3 METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as my be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the exercise price as provided in
Section 5 below.

      No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

4. OPTIONEE'S REPRESENTATIONS. If the Optionee is a resident or citizen of the United States of America, in the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company the Optionee's Investment Representation Statement in such form, as may be required in the opinion of the Company's legal counsel to comply with applicable state and federal securities laws.

5. METHOD OF PAYMENT. Payment of the exercise price shall be by way of cheque, in Canadian funds (or U.S. equivalent), made payable, to the Company in an amount equal to the full purchase price of the number of optioned Shares specified in the notice of exercise.


                                       2.

6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would violate any applicable federal or state securities or other law or regulation, or the rules, regulations or listing requirements of any stock exchange upon which the shares are listed or included.

7. RESIDENTS OF THE UNITED STATES. If the Optionee is a resident or citizen of the United States of America at the time of the exercise of the Option, the certificate(s) representing the optioned Shares may be endorsed with the following or a similar legend: "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the "Act") or the securities laws of any state ("State") of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States unless such shares are (i) registered under the Act and any applicable State securities act (a "State Act"), or (ii) exempt from registration under the Act and any applicable State Act and the Company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) sold in accordance with Regulation S."

8. CALIFORNIA LEGEND. If the Optionee is subject to the requirements of the California Corporate Securities Act of 1968, as amended, at the time of the exercise of this Option. the certificate(s) representing the optioned Shares may be endorsed with the following or a similar legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee or by the Optionee's Guardian, if any, as provided in the Plan. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. TERM OF OPTION. The term of this Option may not exceed five years if the Optionee owns, immediately before this Option is granted, stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate, and may be exercised during such term only in accordance with the Plan and the terms of this Option. This Option is for a term of Ten (10) years, expiring on October 14, 2006.

11. EARLY DISPOSITION OF STOCK. The Optionee understands that if the Optionee disposes of any Shares received under this Option within two years after the date of this Agreement or within one year after such Shares were transferred to the Optionee, the Optionee may be treated for federal income tax purposes as having received ordinary income at the time of such disposition


                                       3.

in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to Optionee over the price paid for the Shares. The Optionee hereby agrees to notify the Company in writing 30 days after the date of any such disposition.

          (The remainder of this page is intentionally left blank) 12.


                                       4.

12. NO EMPLOYMENT AGREEMENT. This agreement is not an employment agreement, and nothing contained in this agreement shall obligate the Company or an Affiliate, of the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this agreement interfere in any way with the right of the Company or Affiliates of the Company to reduce such Optionee's compensation.

DATE OF GRANT:  _______________

GENETRONICS BIOMEDICAL LTD.


---------------------------------

---------------------------------
Print Name

Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto; represents that Optionee is familiar with the terms and provisions of the Plan; and hereby accepts this Option subject to all of the terms and provisions of the Plan. Optionee further acknowledges that if the Plan has not been approved by the Company's shareholders on the date of grant of this Option, this Option is not exercisable until such approval has been obtained. If Optionee is subject to the requirements of the California Corporate Securities Act of 1968, as amended, Optionee further acknowledges receipt of a copy of the Rules of the Commissioner of Corporations of the State of California, U.S.A., found at Section 260.141. 11 of Title 10 of the California Code of Regulations, which is attached hereto.

OPTIONEE:

                                        Dated:
----------------------------------            ----------------------
Signature of Optionee

----------------------------------

                                        Dated:
----------------------------------            ----------------------
Print Name

----------------------------------
Address


                                       5.

                                    EXHIBIT A

                          STOCK OPTION EXERCISE NOTICE
                                       AND
                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER:        _____________________________
Company:          GENETRONICS BIOMEDICAL LTD.
SECURITY:         COMMON STOCK
AMOUNT:
DATE:

I hereby give notice of my election to purchase the above-described Securities pursuant to exercise of options granted under the GENETRONICS, BIOMEDICAL LTD. 1995 Stock Option Plan. In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or a no-action letter is received from the Securities and Exchange Commission.

          (d) I am aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than two years after the party has purchased and paid for the securities to be


                                       6.

sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of Securities being sold during any three month period not exceeding the specified limitations stated therein.

          (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period has been satisfied.

          (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with a registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (g) I further understand that if the Plan has not been approved by the Company's shareholders this Option is not exercisable until such approval has been obtained.

Signature of Purchaser:

-----------------------------------

-----------------------------------
Name of Purchaser
Date:
     ------------------------------

                                       7.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                                                         NON-ISO

                           GENETRONICS BIOMEDICAL LTD.

                       NONSTATUTORY STOCK OPTION AGREEMENT

Genetronics Biomedical Ltd. (the "Company") has granted to _________________ (the "Optionee"), an option to purchase a total of _________________ shares of Common Stock, at the price set out herein, and in all respects subject to the terms, definitions and provisions of the 1995 Stock Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meaning herein.

1. NATURE OF THE OPTION. This Option is nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. EXERCISE PRICE. The exercise price is $_____ (Canadian funds) for each share of Common Stock.

3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of the Plan as follows:

     3.1  RIGHT TO EXERCISE.

          (a)  This option shall be exercisable immediately.

          (b)  This Option may not be exercised for a fraction of a share.

          (c) In the event of Optionee's death, disability, divorce or termination of service with the Company, the exercisability of the Option is governed by the provisions of the Plan.

     3.2 METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the exercise price as provided in
Section 5 below.


                                       1.

      No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law, including all tax withholding laws, and the requirements of any stock exchange upon which the Shares may then be listed.

4. OPTIONEE'S REPRESENTATIONS. If the Optionee is a resident or citizen of the United States of America, in the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company the Optionee's Investment Representation Statement in such form as may be required in the opinion of the Company's legal counsel to comply with applicable state and federal securities laws.

5. METHOD OF PAYMENT. Payment of the exercise price shall be by way of cheque, in Canadian funds, made payable to the Company in an amount equal to the full purchase price of the number of optioned Shares specified in th notice of exercise.

6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, or the rules, regulations or listing requirements of any stock exchange upon which the shares are listed or included.

7. RESIDENTS OF THE UNITED STATES. If the Optionee is a resident or citizen of the United States of America at the time of the exercise of the Option, the certificate(s) representing the optioned Shares may be endorsed with the following or a similar legend: "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the "Act") or the securities laws of any state ("State") of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States unless such shares are (i) registered under the Act and any applicable State securities act (a "State Act"), or (ii) exempt from registration under the Act and any applicable State Act and the Company has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) sold in accordance with Regulation S."

8. CALIFORNIA LEGEND. If the Optionee is subject to the requirements of the California Corporate Securities Act of 1968, as amended, at the time of the exercise of this Option, the certificate(s) representing the optioned Shares may be endorsed with the following or a similar legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

            "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE


                                       2.

            OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by the Optionee or by the Optionee's Guardian, if any, as provided in the Plan. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10. TERM OF OPTION. This Option is for a term of ten years expiring on December 14, 2005.

11. TAXATION UPON EXERCISE OF OPTION. Optionee understands that, pursuant to certain provisions of the Code, upon exercise of this Option, an Optionee who is subject to the Code must recognize income for tax purposes in an amount equal to the excess of the then fair market value of the shares over the exercise price. If this is the case, the Company will withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option.

12. NOT EMPLOYMENT AGREEMENT. This agreement is not an employment agreement, and nothing contained in this agreement shall obligate the Company or an Affiliate of the Company to retain an Optionee as an employee, officer, director, or consultant for any period, not shall this agreement interfere in any way with the right of the Company or Affiliates of the Company to reduce such Optionee's compensation.

DATE OF GRANT:  _________________

                                    GENETRONICS BIOMEDICAL LTD.

                                    By:
                                       ---------------------------------------
                                       Authorized Signatory

                                       ---------------------------------------
                                       Print Name




                                       3.

      Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto; represents that Optionee is familiar with the terms and provisions of the Plan; and hereby accepts this Option subject to all of the terms and provisions of the Plan. Optionee further acknowledges that if the Plan has not been approved by the Company's shareholders on the date of grant of this Option, this Option is not exercisable until such approval has been obtained. If Optionee is subject to the requirements of the California Corporate Securities Act of 1968, as amended, Optionee further acknowledges receipt of a copy of the Rules of the Commissioner of Corporations of the State of California, U.S.A. found at Section 260.141.11 of Title 10 of the California Code of Regulations, which is attached hereto.

OPTIONEE:

                                          DATE SIGNED:
--------------------------------                      --------------------------
NAME

--------------------------------
PRINT NAME


--------------------------------
ADDRESS


--------------------------------


                                       4.

                                    EXHIBIT A

                          STOCK OPTION EXERCISE NOTICE
                                       AND
                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER:

COMPANY:             GENETRONICS BIOMEDICAL LTD.

SECURITY:            COMMON STOCK

AMOUNT:

DATE:

------------------------------------------------------------------------------


I hereby give notice of my election to purchase the above-described Securities pursuant to exercise of options granted under the Genetronics Biomedical Ltd. 1995 Stock Option Plan. In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933 ("Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other th8ings, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation as predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or a no-action letter is received from the Securities and Exchange Commission.


                                       5.

          (d) I am aware of the provision of Rule 144, promulgated under the Securities Act, which, in substance, permits limited resale of "restricted securities" acquired directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company; the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of Securities being sold during any three month period not exceeding the specified limitations stated therein.

          (e) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period has been satisfied.

          (f) I further understand that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act or compliance with a registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (g) I further understand that the Plan has not been approved by the Company's shareholders and that this Option is not exercisable until such approval has been obtained.

SIGNATURE OF PURCHASER:

                                                Date:
---------------------------------                    --------------------------

                                       6.